UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014 (May 27, 2014)

FIRST PHYSICIANS CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, #810

Beverly Hills, California 90210

(Address of Principal Executive Offices) (Zip Code)

(310) 860-2501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On May 27, 2014, First Physicians Capital Group, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Sean Kirrane, the Company’s President and Chief Executive Officer, which will be effective as of July 1, 2014 (the “Effective Date”). On the Effective Date, the Employment Agreement will supersede the consulting agreement currently in place between Sean Kirrane and the Company. The term of the Employment Agreement is one year (the “Term”) and commences on the Effective Date. The Employment Agreement provides that, among other things, during the Term, Mr. Kirrane will (1) receive a base salary of no less than $360,000, (2) be eligible to participate in the Company’s management equity incentive plan as determined in the sole discretion of the Board, (3) be eligible to receive a cash bonus of up to 100% of his base salary upon achievement of certain strategic goals and objectives to be established by the Board, (4) be entitled to participate in the Company’s medical, life insurance, retirement and other benefit plans, and (5) accrue four weeks of vacation annually.

In the event that Mr. Kirrane is terminated without cause (as defined in the Employment Agreement) by the Company during the Term, he will be entitled to receive (1) base salary accrued to the date of termination and during the termination notice period, (2) a severance payment equal to 50% of his base salary, (3) any earned but unpaid bonuses, (4) health benefits until the earlier of six months from the date of termination and his eligibility to participate in a similar health plan, and (5) payment of any unreimbursed expenses and accrued but unused paid time off. In the event that Mr. Kirrane is terminated with cause (as defined in the Employment Agreement) during the Term, elects to terminate his employment, or is terminated as a result of permanent incapacity (as defined in the Employment Agreement, he will be entitled to receive (1) base salary accrued to the date of termination, (2) payment of any unreimbursed expenses and accrued but unused vacation, and (3) any earned but unpaid bonuses.

The Employment Agreement contains customary non-compete, non-solicitation, and confidentiality provisions.

This summary is qualified by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of July 1, 2014 between the Company and Sean Kirrane

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PHYSICIANS CAPITAL GROUP, INC.

Date: May 30, 2014	By:	/s/ Sean Kirrane
Sean Kirrane
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement dated as of July 1, 2014 between the Company and Sean Kirrane